UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2022
RUSH STREET INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 915-2815
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RSI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2022, following adjournment of the 2022 annual meeting of stockholders of Rush Street Interactive, Inc. (the “Company”), Harry L. You notified the Company’s Executive Chairman of his decision to resign as a Class I director of the Board of Directors of the Company (the “Board”) and as a member of the Audit Committee of the Board, effective as of the close of business on June 2, 2022. Mr. You’s decision was not the result of any disagreement between Mr. You and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

The Company and the Board express their sincere appreciation for Mr. You’s service to the Company and his valuable contributions to the Board.

To fill the vacancy created upon Mr. You’s departure, effective as of the close of business on June 2, 2022, the Board appointed Mr. Daniel Yih as a Class I director, serving on the Board until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Yih was designated for election to the Board by Rush Street Interactive GP, LLC, in its capacity as the Seller Representative under that certain Investor Rights Agreement, dated as of December 29, 2020, entered into in connection with the previously consummated business transaction with dMY Technology Group, Inc.

Mr. Yih, 64, has been a Managing Director of Starwood Capital Group since 2007. In this role, Mr. Yih oversees the Starwood outdoors business. Previously for Starwood, Mr. Yih served as Chief Investment Officer, Europe, Interim Head of Asset Management, Europe, CEO of BR Guests Restaurant, a portfolio company of Starwood Capital, and Global Chief Operating Officer. Mr. Yih also served on Starwood’s Investment Committee from 2007 to 2020. Prior to joining Starwood, Mr. Yih was Chief Operating Officer and a Portfolio Principal of the buyout fund GTCR Golder Rauner. Before that, Mr. Yih was a general partner at Zell-Chilmark Fund, a buyout fund investing in financially distressed companies. Mr. Yih also previously served as Chief Administrative Officer and Chief Financial Officer of Welbilt Corporation, a commercial food equipment manufacturer. Mr. Yih began his career at Kirkland & Ellis, representing equity investors in leveraged buyout transactions and venture capital investments. He previously served on the boards of directors and audit committees of Ann Inc. (NYSE: ANN) from 2007 to 2015 and Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) from 1995 to 2007. Mr. Yih currently serves as chairman of the board of trustees for the Thacher School. Mr. Yih earned a Juris Doctor and a Master of Business Administration from the University of Chicago. He graduated with a B.S. in mechanical engineering with distinction from Stanford University.

Mr. Yih will serve as the chairman of the Audit Committee of the Board. The Board has determined that Mr. Yih qualifies as an independent director and meets the applicable independence requirements of the Company, NYSE and the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Yih and any other person pursuant to which Mr. Yih was selected to serve as a director of the Company. Mr. Yih does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions or relationships between Mr. Yih and the Company that are required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Mr. Yih is expected to receive compensation for his service on the Board consistent with the Company’s previously disclosed compensation program for certain of its non-founder and non-employee directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 2, 2022, Company held its 2022 annual meeting of stockholders (the “Annual Meeting”).

The following matters were voted upon by the Company’s stockholders at the Annual Meeting:

1.The election of three director nominees as Class II directors to serve for a three-year term ending at the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.The ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for fiscal year 2022.

The following are the final voting results for each of the items voted upon by the Company’s stockholders at the Annual Meeting:

Election of Directors:	For	Withheld	Broker Non-Votes
Leslie Bluhm	173,261,573	14,510,574	7,423,739
James Gordon	173,260,837	14,511,310	7,423,739
Richard Schwartz	173,361,533	14,410,614	7,423,739

Ratification of Appointment of Independent Registered Accounting Firm:
For			195,087,391
Against			99,381
Abstain			9,114

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

	By:	/s/ Kyle Sauers
Name: Kyle Sauers
Title: Chief Financial Officer

Dated: June 7, 2022